UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2014 (December 29, 2014)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1688, Yunli Road, Tongli

Wujiang, Jiangsu Province

People’s Republic of China

 (Address of Principal Executive Offices)

(86-0512) 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2014, the Board of Directors of China Commercial Credit, Inc. (the “Company”, “we”, “us” or “our”) appointed Mr. Jingen Ling as the Chief Executive Officer and President of the Company. Effective immediately, Mr. Long Yi, the Chief Financial Officer of the Company ceased to be the Interim Chief Executive Officer of the Company.

Simultaneously with the appointment, the Company entered into an Employment Agreement with Mr. Ling to formalize the terms and conditions of his employment with the Company. Mr. Ling shall receive an annual base salary of $75,000.  Mr. Ling is employed as the Company’s CEO for a term of five years, which automatically renews for additional one year terms unless previously terminated on three months written notice by either party. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.  In such case, Mr. Ling will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and his right to all other benefits will terminate, except as required by any applicable law. We may also terminate his employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to Mr. Ling, including severance pay equal to 12 months of base salary. Mr. Ling may terminate his employment at any time with a one-month advance written notice if there is any significant change in his duties and responsibilities or a material reduction in annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of base salary.

Mr. Ling, age 49, has served as a director of the Company since the consummation of our initial public offering on August 12, 2013. From 2003 to 2012, he served as a chairman of the board of directors of Suzhou Dingli Real Estate Co. Ltd., one of the largest real estate development companies in the city of Wujiang.

Mr. Ling does not have a family relationship with any director or executive officer of the Company. Mr. Ling has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K in the last two fiscal years.

The description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which is being filed here with as Exhibit 10.1 hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 29, 2014 Beijing time (which was December 28, 2014 EST), the Company held its 2014 annual meeting of stockholders (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting was 12,246,812 shares. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 8,750,834 shares. At the Annual Meeting, the following proposals were voted on:

1.	To elect Jingen Ling, John Levy, Xiaofang Shen and Chunjiang Yu (the “Director Nominees”) to serve on the Company’s Board of Directors for a term of one year;

2.	To ratify the selection of Marcum Bernstein & Pinchuk LLP as the Company’s independent registered public accounting firm for 2014;

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3.	To authorize and approve the Company’s 2014 Equity Incentive Plan;

4.	To conduct a non-binding advisory vote on the Company’s executive compensation; and

5.	To conduct a non-binding advisory vote recommending the frequency of future advisory votes on executive compensation.

All matters voted on at the Annual Meeting were approved and all Director Nominees were elected as directors.  The Company’s inspector of election reported the final vote of the stockholders as follows:

	For	Against	Withheld	Abstain
Election of Directors
JINGEN LIN	7,305,352	0	22,120	-
JOHN LEVY	7,305,352	0	22,120	-
XIAOFANG SHEN	7,305,352	0	22,120	-
CHUNJIANG YU	7,305,352	0	22,120	-

Ratification of Appointment of Independent registered public accounting firm	8,570,345	120,831	-	59,658

To approve the Company’s 2014 Equity Incentive Plan;	7,300,128	22,036	-	5,308

To approve, by a non-binding vote, the Company's executive compensation.	7,302,496	21,748	-	3,228

	One year	Two Years	Three Years	Abstain
To approve, by a non-binding vote, the frequency of future stockholder advisory votes relating to the Company's executive compensation.	25,697	5,080	7,292,987	3,708

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated December 29, 2014, by and between the Company and Jingen Ling

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: December 31, 2014	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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Exhibit No.	Description

10.1	Employment Agreement, dated December 29, 2014, by and between the Company and Jingen Ling

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